Exhibit 3.1
AMENDED AND RESTATED ARTICLES OF INCORPORATION
of
EXELIS INC.
ARTICLE FIRST
     The name of the corporation is Exelis Inc. (the “Corporation”).
ARTICLE SECOND
     The address of the registered office of the Corporation in the State of Indiana is 251 East Ohio Street, Suite 1100, Indianapolis, Indiana 46204. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
ARTICLE THIRD
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law (“IBCL”).
ARTICLE FOURTH
     (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 800,000,000 shares, consisting of 750,000,000 shares designated “Common Stock” and 50,000,000 shares designated “Preferred Stock”. The shares of Common Stock shall have a par value of $0.01 per share, and the shares of Preferred Stock shall not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any fee or tax based upon the capitalization of the Corporation, the shares of Preferred Stock shall be deemed to have a par value of $.01 per share.
     (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the preferences, limitations and relative voting and other rights of any such class or series of Preferred Stock, with such divisions and determinations to be accomplished by an amendment to these Amended and Restated Articles of Incorporation (“Articles of Incorporation”) which amendment may, except as otherwise provided by law, be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.
     (c) Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. No holder of shares of Common Stock will be permitted to cumulate votes at any election of directors.
     (d) Subject to all the rights of the holders of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of the Preferred Stock, the remaining assets of the Corporation available for distribution shall be distributed to the holders of the Common Stock ratably according to the number of shares of Common Stock held by such holder.
ARTICLE FIFTH
     (a) The number of directors constituting the Board of Directors of the Corporation shall be not less than three nor more than twenty-five, with the exact number to be fixed from time to time solely by resolution of the Board of Directors acting by not less than a majority of the directors in office. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Directors of the first class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2012, directors of the second class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2013, and directors of the third class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2014, with each director to hold office until his or her successor is elected and qualified. Commencing with the annual meeting of shareholders in 2012, each class of directors whose term shall then expire shall be elected to hold office for a three-year term.
     (b) In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
     (c) In a contested election of directors (i.e. any election where the number of nominees exceeds the number of directors to be elected), directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In an uncontested election of directors, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Any director or directors may be removed from office at any time, but only for cause and only upon the affirmative vote of at least a majority of the shares then entitled to vote at a meeting called, and notice provided, in accordance with the IBCL, these Articles of Incorporation and the By-Laws of the Corporation.
     (d) Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.
     (e) Holders of the Common Stock of the Corporation shall not have any preemptive rights to subscribe for additional issues of shares of Common Stock of the Corporation except as may be agreed from time to time by the Corporation and any such shareholder.
     (f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock.
ARTICLE SIXTH
     To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its shareholders for damages for any action taken as a director or officer, or any failure or omission to take any action, regardless of the nature of the breach or alleged breach, including any breach or alleged breach of the duty of care, the duty of loyalty or the duty of good faith. Any repeal or modification of this ARTICLE SIXTH shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
ARTICLE SEVENTH
     The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation’s debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.
ARTICLE EIGHTH
     Subject to any express provision of the laws of the State of Indiana, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors.
ARTICLE NINTH
     The Corporation reserves the right to supplement, amend or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Indiana, and all rights conferred on shareholders herein are granted subject to this reservation.

3